UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WELLS REAL ESTATE INVESTMENT TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

Common stock, par value $0.01 per share of Wells Real Estate Investment Trust, Inc.

(2)	Aggregate number of securities to which the transaction applies:

19,568,641 shares of common stock of Wells Real Estate Investment Trust, Inc.

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filling fee is based on (i) $8.9531, the negotiated per-share price for common stock of Wells Real Estate Investment Trust, Inc., multiplied by (ii) 19,568,641, the number of shares of common stock of Wells Real Estate Investment Trust, Inc. to be issued, multiplied by (iii) 0.000107, the merger consideration multiplier in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended.

(4)	Proposed maximum aggregate value of the transaction:

$175,200,000

(5)	Total fee paid:

$18,746.40

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WELLS REAL ESTATE INVESTMENT TRUST, INC.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

SUPPLEMENT DATED MARCH 29, 2007 TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 11, 2007

This Supplement supplements the Proxy Statement of Wells Real Estate Investment Trust, Inc. filed with the SEC on February 26, 2007, and previously mailed to you in connection with the solicitation of proxies on behalf of our Board for use at the Special Meeting of Stockholders to be held on April 11, 2007, at The Atlanta Athletic Club, 1930 Bobby Jones Drive, Duluth, Georgia 30097 at 1:30 p.m. Eastern time (such meeting, and any adjournments or postponements thereof, the “Special Meeting”). The purpose of the Special Meeting is to consider and vote on the proposal to approve the Internalization Proposal and three other proposals relating to the Internalization, each of which is described in detail in the Proxy Statement. (All defined terms herein have the same meanings ascribed to them in the Proxy Statement.)

Our Board recommends that you vote “FOR” each of the proposals to be considered and voted on at the Special Meeting (Messrs. Leo F. Wells, III and Douglas P. Williams, who have material financial interests in the Internalization, recused themselves from consideration of the Board’s recommendation with respect to the Internalization Proposal). If you have not already submitted a proxy for use at the Special Meeting, you are urged to complete, sign, date and return your proxy card as soon as possible. If you have already returned your proxy card and wish to change your votes, you may revoke your proxy at any time before the Special Meeting by notifying Douglas P. Williams, our Secretary, at Wells Real Estate Investment Trust, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365, attending the meeting and voting in person, or recasting your proxy vote (by internet, telephone or mail) dated after your first proxy vote which is received prior to the Special Meeting. If you have any questions regarding voting procedures, you may call our Client Services Department at 1-800-557-4830.

As we previously disclosed in our Current Report on Form 8-K filed on March 20, 2007, on March 12, 2007, a stockholder filed a purported class action and derivative complaint in the United States District Court for the District of Maryland against us, our current and previous advisors (Wells REF, Wells Capital, Wells Management, WASI, WREAS, and WGS), and our officers and directors (Civil Action No. 1-07-CV-00637-AMD). The complaint attempts to assert class action claims on behalf of all persons who are entitled to vote on the Proxy Statement and derivative claims on behalf of Wells REIT.

We believe that the claims against us are meritless and that the Proxy Statement complies with our obligations under applicable law. While we believe that no material information was omitted from the Proxy Statement, we make the following statements with respect to the Internalization Transaction.

Potential Listing

As disclosed in the Proxy Statement on, for example, pages 2-3 and 44-45, we believe that the Internalization Transaction has several potential benefits to us including, but not limited to or dependent on, our belief that an internally advised management structure would better position us for a future potential Listing. However, as also disclosed in the Proxy Statement on, for example, pages 3 and 45, the Listing of our common stock on a national securities exchange, including the New York Stock Exchange, Inc. or the quotation of our common stock by The NASDAQ Stock Market, Inc. or an over-the-counter-market is subject to many conditions and uncertainties. Although it is our present intention to consider a Listing of our common shares following a closing of the Internalization Transaction, if and when market conditions and other circumstances make it desirable to do so or we believe that it is otherwise in the best interest of us and our stockholders to do so, there can be no assurance that we will determine to list or that market conditions will be appropriate for a Listing. There are other strategic alternatives that may be available to us if a Listing is not pursued or completed including, but not limited to, commencing a liquidation of our assets, pursuing a merger or other business combination with a third party or seeking stockholder approval to amend our articles of incorporation to extend the date by which we must either complete a Listing or commence a liquidation of our assets. In the event that the Internalization Transaction closes and we pursue an alternative strategy, we may not realize all of the anticipated benefits of the Internalization. The extent to which the anticipated benefits of the Internalization may be realized if we pursue an alternative strategy will depend on the nature of and the facts and circumstances surrounding such strategy at the time it is implemented. Even if a Listing occurs in the future, we cannot assure you that an active trading market for our common shares will develop or, if it develops, that any such market will be sustained or at what price our common shares will trade.

Transition Services and Support Services Agreements

As disclosed in the Proxy Statement, on pages 89-92, following the Closing of the Internalization Transaction, Wells REF will continue to provide us with certain services pursuant to the Transition Services Agreement and Support Services Agreement and we will pay Wells REF certain fees and reimbursements under these agreements. We estimate that the total costs under these agreements on a pro forma annualized basis for 2007 would be approximately $2.2 million and $0.8 million, respectively. These estimates assume that these agreements had gone into effect on January 1, 2007 and would remain in effect through December 31, 2007. As the sole stockholder of Wells REF, Leo F. Wells, III may indirectly benefit from the fees paid pursuant to the Transition Services Agreement and the Support Services Agreement. In addition, Messrs. Williams and Fretz are officers of Wells REF and, as such, may indirectly benefit from such fees. Forms of the Transition Services Agreement and the Support Services Agreement, which included a description of the economic terms of such agreements, were provided to and discussed with Houlihan Lokey in connection with the rendering of its fairness opinion.